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PENN TREATY AMERICAN CORPORATION
INSTRUCTIONS AS TO USE OF
RIGHTS CERTIFICATES

CONSULT THE SUBSCRIPTION AGENT, OR YOUR BANK OR BROKER,
IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS

        The following instructions relate to the rights offering (the "Rights Offering") by Penn Treaty American Corporation, a Pennsylvania corporation (the "Company"), to (i) the holders of its common stock, $.10 par value per share (the "Common Stock"), (ii) holders of its 6 1/4% convertible subordinated notes due 2003 (the "2003 Notes"), and (iii) holders of its 6 1/4% subordinated convertible notes due 2008 (the "2008 Notes" and, with the 2003 Notes, the "Existing Notes"), as described in the Company's Prospectus Supplement dated December 24, 2002 (the "Prospectus Supplement"), to the Company's Prospectus dated November 15, 2000. Holders of record of Common Stock at the close of business on November 25, 2002 (the "Record Date") are receiving a transferable subscription right (each a "Right") to purchase a 6 1/4% subordinated convertible note due 2008 (each a "Note" and collectively, the "Notes") with a principal amount of $1,000 for each 973 shares of Common Stock held on the Record Date. Holders of record of the Existing Notes at the close of business on the Record Date are receiving a Right for each $27,673 principal amount of 2003 Notes or $2,433 principal amount of 2008 Notes they owned on the Record Date. Each Right entitles a holder thereof to subscribe for the purchase from the Company of one Note with a $1,000 principal amount (the "Basic Subscription Privilege") for a purchase price of $1,000 (the "Purchase Price"). In lieu of fractional Rights, the aggregate number of Rights issued to a Record Date holder has been rounded up to the next whole number. Notes representing an aggregate amount of up to $45 million have been distributed in connection with the Offering. Subject to the proration and possible reduction described below, each Right also entitles any Rights holder exercising the Basic Subscription Privilege in full to subscribe for additional Notes available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege (the "Oversubscription Privilege"). Notes will be available for purchase pursuant to the Oversubscription Privilege only to the extent that the principal aggregate amount of $45 million is not purchased for through the Basic Subscription Privilege. If the principal amount not purchased through the Basic Subscription Privilege is insufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, such remaining principal amount will be allocated pro rata (in increments of $1,000) among those rights holders exercising the Oversubscription Privilege in proportion to the principal amount purchased by such rights holders pursuant to the Basic Subscription Privilege. If a proration of the remaining principal amount results in any rights holder being allocated Notes representing a lesser amount than such holder subscribed for pursuant to the Oversubscription Privilege, then the excess purchase price paid by such holder for Notes not issued to such holder will be returned without interest or deduction. See "Description of Rights" in the Prospectus Supplement.

        Rounding the number of Rights distributed to each holder up to the nearest whole number results in the distribution of Rights to purchase Notes in an aggregate amount in excess of $45 million. Doing so, therefore, creates the possibility that holders could subscribe, in the aggregate, to purchase Notes in an amount exceeding $45 million. In such event, the Company will accept subscriptions, first, from all holders for the number of whole Rights (before rounding) which they exercise. Thereafter, each holder receiving an additional Right as a result of rounding will be ordered according to the fraction of a Right such holder would have received in the absence of such rounding. The Company will then accept subscriptions from those holders entitled to receive the largest such fraction, and then from holders entitled to receive the next largest such fraction, and so on until subscriptions to purchase Notes in the aggregate amount of $45 million have been accepted. In the event that subscriptions from holders with the same fraction of a Right would cause the issuance of more than $45 million after application of the foregoing process, we will accept subscriptions from such holders in the order in which we received all required documents properly executed.

        The Rights will expire at 5:00 p.m., Eastern time, on January 20, 2003 (the "Expiration Date"), unless the Expiration Date is extended by the Company to a date and time no later than January 31, 2003. The number of Rights to which a holder is entitled is printed on the face of such holder's Rights certificate (the "Rights Certificate"). A holder should indicate his or her wishes with regard to the exercise of the Rights by completing the appropriate section on the back of the Rights Certificate and returning the Rights Certificate to the Subscription Agent in the envelope provided.

        A RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE AGGREGATE PURCHASE PRICE FOR THE NOTES SUBSCRIBED FOR PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE AND, IF EXERCISED, THE OVERSUBSCRIPTION PRIVILEGE, INCLUDING CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR PRIOR TO THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT EXCEPT UNLESS THE RIGHTS OFFERING IS MODIFIED OR TERMINATED.

        The Company will not have any liability to a Rights holder if his or her Rights Certificate (together with all required payments and documents) is not received in time for exercise or sale prior to the Expiration Date.

1.    SUBSCRIPTION PRIVILEGES; EXERCISE

        To exercise Rights, complete the reverse side of the Rights Certificate and send the properly completed and executed Rights Certificate, together with payment in full of the Purchase Price for the aggregate amount of Notes subscribed for pursuant to the Basic Subscription Privileges and the Oversubscription Privilege, to the Subscription Agent. FACSIMILE DELIVERY OF THE RIGHTS CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. Payment of the Purchase Price must be made in U.S. dollars for the aggregate amount of Notes being subscribed for by either (a) check or bank draft drawn on a U.S. bank or any postal, telegraphic or express money order payable to the order of Wells Fargo Bank Minnesota, N.A., as Subscription Agent; or (b) wire transfer of immediately available funds to Wells Fargo Bank Minnesota, N.A., ABA No. 121000248, Beneficiary Account No. 1038377, FFC Penn Treaty Subscription Account No. 14073501. Reference: Penn Treaty American Corporation and name of registered owner.

2.    ACCEPTANCE OF PAYMENTS

        Payment of the Purchase Price will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check, (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, or (c) receipt of collected funds in the Subscription Agent's account designated above. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT UNCERTIFIED CHECKS MAY TAKE UP TO TEN (10) BUSINESS DAYS TO CLEAR AND THAT SUCH CHECKS MUST CLEAR ON OR PRIOR TO THE EXPIRATION DATE TO HAVE VALIDLY EXERCISED RIGHTS. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE PURCHASE PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARED BY SUCH TIME AND ARE URGED, IN THE ALTERNATIVE, TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS TO AVOID MISSING THE OPPORTUNITY TO EXERCISE THEIR RIGHTS.

3.    EXERCISE THROUGH BANK OR BROKER; PROCEDURES FOR GUARANTEED DELIVERY

        A holder may make arrangements for the delivery of funds on your behalf and request a bank or broker to exercise the Rights represented by the Rights Certificate on his or her behalf.

        Alternatively, if a holder wishes to exercise rights, but time will not permit him or her to cause subscription(s) evidencing such holder's Rights to reach the Subscription Agent on or prior to the Expiration Date, a holder may cause a written guarantee substantially in the form attached to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to be received by the Subscription Agent at or prior to the Expiration Date, guaranteeing delivery of such holder's properly completed and executed Rights Certificate within three business days following the date of the Notice of Guaranteed Delivery, together with payment in full of the applicable Purchase Price. If this procedure is followed Rights Certificates and the related Nominee Holder Certification, if applicable, must be received by the Subscription Agent within three (3) business days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

        Bankers, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and Penn Treaty American Corporation as to: (1) the names of the beneficial owners on whose behalf they are acting; (2) the nominee holder's authority so to act; (3) the aggregate number of Rights being exercised on behalf of each beneficial owner; and (4) the aggregate number of Notes that are being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege of each beneficial owner of rights on whose behalf such nominee holder is acting.

4.    CONTACTING THE SUBSCRIPTION AGENT OR THE INFORMATION AGENT

        The address, telephone and facsimile numbers of the Subscription Agent are as follows:

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
MAC N9303-110
Sixth & Marquette
Minneapolis, MN 55479
Telephone:  (612) 667-0266
Facsimile:  (612) 667-2134

        The telephone numbers of the Information Agent are as follows:

Georgeson Shareholder Communication Inc.:
For registered holders
Toll free (866) 328-5442
For Banks and Brokers (212) 440-9800

5.    PARTIAL EXERCISES; EFFECT OF OVERPAYMENT AND UNDERPAYMENT

        If a holder exercises fewer than all of the Rights evidenced by his or her Rights Certificate, the Subscription Agent will, upon request, issue a new Rights Certificate evidencing the unexercised Rights. However, such holder may not receive any such new Rights Certificate in sufficient time to permit transfer or exercise the Rights evidenced thereby prior to the Expiration Date.

        If a holder has not specified the number of Notes being subscribed for pursuant to the Basic Subscription Privilege, or does not forward full payment of the Purchase Price for the number of Notes subscribed for, such holder will be deemed to have exercised such Basic Subscription Privilege with respect to the maximum whole number of Rights that may be exercised with the Purchase Price payment delivered to the Subscription Agent. If the total Purchase Price forwarded to the Subscription Agent is greater than the amount owed for the number of Notes to be purchased pursuant to the Basic

Subscription Privilege (the "Subscription Excess"), such holder will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available and subject to limitations on allocation of Notes, the maximum number of Notes with the Subscription Excess. If the full Purchase Price payment is not applied to the purchase of Notes, the Subscription Agent will refund the amount of any overpayment, sent via mail, without interest or deduction, as soon as practicable after the Expiration Date.

6.    DELIVERY OF NOTES, ETC.

        It is anticipated that the closing of the sale of the Notes issuable upon exercise of the Rights (the "Closing") will occur on or about the third New York Stock Exchange trading day following the Expiration Date (the "Closing Date"). The following delivery and payment will be made to the address shown on the face of your Subscription Certificate:

          (a)    Basic Subscription Privilege and Oversubscription Privilege.    As soon as practical after the Expiration Date, the Subscription Agent will mail to each Rights Holder who validly exercises his or her Basic Subscription Privilege and the Oversubscription Privilege, if any, a confirmation of the purchase of the Notes.

          (b)    Cash Payments.    As soon as practicable after the Closing Date, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received in payment of the Subscription Price for Notes that are subscribed for by such Rights holder but not sold to such Rights holder.

7.    EXECUTION

          (a)    Execution by Registered Holder.    The signature on the Rights Certificate must correspond with the name of the registered Rights holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must certify to the Subscription Agent and Penn Treaty American Corporation as to their authority to so act.

          (b)    Execution by Person other than Registered Holder.    If the Rights Certificate is executed by a person other than the Rights Holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

8.    METHOD OF DELIVERY

        The method of delivery of Rights Certificates and payment of the Purchase Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any uncertified personal checks sent in payment of the Purchase Price prior to the Expiration Date.

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PENN TREATY AMERICAN CORPORATION INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES